Exhibit 10.9

Stock Option Agreement

This Stock Option Agreement (the “Agreement”), dated as of ________ (the “Grant Date”), between Franklin Holdings (Bermuda), Ltd. (the “Company”) and the Participant whose name appears on the signature page hereof (“Participant”). Capitalized terms used in this Agreement and not defined herein shall have the meaning ascribed to such terms in the Amended and Restated Franklin Holdings (Bermuda), Ltd. Equity Incentive Plan, as may be amended from time to time (the “Plan”).

The Company and the Participant hereby agree as follows:

Section 1.        Grant of Options.

(a)          Confirmation of Grant.   The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Participant of options to purchase the number of shares of the Company’s Class B Common Stock (the “Common Stock”) specified on the signature page hereof (the “Options”). The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b)          Option Price.   Each share covered by an Option shall have the respective Option Price specified on the signature page hereof, which is not less than the Fair Market Value per share of the Common Stock on the Grant Date, as determined in good faith by the Board.

Section 2.        Vesting and Exercisability.

(a)          Vesting.   Except as otherwise provided in Section 7, the Options shall vest on ____________, subject to the continuous employment of the Participant with the Company Group through the applicable vesting date.

(b)          Discretionary Acceleration.   The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c)          Exercise.   Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole shares and must be exercised in accordance with Section 4.

Section 3.        Termination of Options.

(a)          Normal Termination Date.   Unless earlier terminated pursuant to Section 3(b) or Section 7, the Options shall terminate on the seventh anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b)          Early Termination.   If the Participant’s employment with the Company terminates for any reason, any Options held by the Participant that have not vested before the effective date of such termination of employment shall terminate immediately upon such termination of employment and, if the Participant’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. All vested Options held by the Participant following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the ninety-day anniversary (or the six month anniversary if the Participant’s employment is terminated by reason of death or Disability) of the effective date of the Participant’s termination of employment (determined without regard to any deemed or express statutory or contractual notice period), (ii) the Normal Termination Date, or (iii) the cancellation of the Options pursuant to Section 7, and if not exercised within such period the Options shall automatically terminate upon the expiration of such period.

Section 4.        Manner of Exercise.

(a)          General.   Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Participant may exercise vested Options by giving at least 15 business days’ prior written notice to the Chief Financial Officer of the Company specifying the proposed date on which the Participant desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided that following a Public Offering, notice may be given within such lesser period as the Board may permit. On or before any Exercise Date that occurs prior to a Public Offering, the Company and the Participant shall enter into a Subscription Agreement in substantially the form attached to this Agreement as Annex A, and, if not already a party thereto, the Investor Shareholders Agreement, which contain certain repurchase rights on termination of employment, tag and drag along rights, and transfer and other restrictions on the Exercise Shares. Unless otherwise determined by the Board, and subject to such other terms, representations, and warranties as may be provided for in, and the execution and delivery by the Participant of, the Subscription Agreement and/or the Investor Shareholder Agreement (i) on or before the Exercise Date the Participant shall deliver to the Company (A) full payment for the Exercise Shares (1) in U.S.

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dollars in cash or other readily available funds or, to the extent permitted by the Board, cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price, (2) with the consent of the Board, the delivery of Shares the Participant has owned for at least six months and one day (or for such longer or shorter period as the Board may determine necessary to comply with applicable accounting standards and to avoid liability award accounting) with a Fair Market Value on the date of delivery equal to the Exercise Price, (3) with the consent of the Board, through the surrender of Exercise Shares then issuable upon the exercise of the Option with a Fair Market Value on the date of exercise equal to the Exercise Price or (4) any other method permitted by the Board in its sole discretion plus (B) any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records. The Company may require the Participant, as a condition to exercise, to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise, (ii) to determine whether registration is then required under the Securities Act or other applicable law, or (iii) to comply with or satisfy the requirements of the Securities Act, Bermuda securities law, or any other applicable state or non-U.S. securities or other laws.

(b)          Restrictions on Exercise.   Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) (A) unless all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) unless the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, Bermuda securities law or the laws of any other jurisdiction, or the Exercise Shares shall have been registered under such laws, and (C) unless all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied, or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any guarantee, financing or security agreement entered into by any member of the Company Group from time to time. The Company shall use its commercially reasonable efforts to obtain any consents or approvals referred to in clause (i) (A) of the preceding sentence, but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence.

Section 5.        Participant’s Representations.   The Participant hereby represents, warrants, covenants, and agrees as follows:

(a)          Investment Intention.   The Options have been, and any Exercise Shares will be, acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise

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dispose of all or any of the Options or any of the Exercise Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any of the Options or any of the Exercise Shares), except in compliance with the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, and in compliance with applicable state and foreign securities or “blue sky” laws.

(b)          Covenants under Subscription Agreement and Investor Shareholders Agreement.   The Participant understands, acknowledges and agrees that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of (other than by will or laws of descent) unless the provisions of any related Subscription Agreement and the Investor Shareholders Agreement shall have been complied with or have expired. The Participant further understands, acknowledges and agrees that the Exercise Shares are subject to the right of the Company prior to a Public Offering to repurchase the Exercise Shares upon termination of the Participant’s employment with the Company Group for any reason (whether before or after exercise of the Options) under the Subscription Agreement and to certain obligations to transfer shares and other obligations under the Investor Shareholders Agreement.

(c)          Securities Law Matters.   The Participant acknowledges that (i) the Exercise Shares have not been registered under the Securities Act or qualified under any state or foreign securities or “blue sky” laws, (ii) it is not anticipated that there will be any public market for the Exercise Shares, (iii) the Exercise Shares must be held indefinitely and the Participant must continue to bear the economic risk of the investment in the Exercise Shares unless the Exercise Shares are subsequently registered under the Securities Act and such state laws or an exemption from registration is available, (iv) Rule 144 promulgated under the Securities Act (“Rule 144”) is not presently available with respect to the sales of the Exercise Shares and the Company has made no covenant to make Rule 144 available, (v) when and if the Exercise Shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in accordance with the terms and conditions of such Rule, (vi) the Company does not plan to file reports with the Commission or make public information concerning the Company available unless required to do so by law, (vii) if the exemption afforded by Rule 144 is not available, sales of the Exercise Shares may be difficult to effect because of the absence of public information concerning the Company, (viii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Exercise Shares, and (ix) a notation shall be made in the appropriate records of the Company indicating that the Exercise Shares are subject to restrictions on transfer set forth in the Subscription Agreement and the Investor Shareholders Agreement and, if the Company should in the future engage the services of a stock transfer agent, appropriate stop-transfer restrictions will be issued to such transfer agent with respect to the Exercise Shares.

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(d)          No Transfers.   The Options may be exercised only by the Participant or by the Participant’s estate. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than (i) by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death or (ii) a transfer or assignment without value, with the prior express written consent of the Board, exercised in its sole discretion, but only to the same extent the Exercise Shares may be transferred or assumed pursuant to the Investor Shareholders Agreement, provided that in each case the deceased Participant’s beneficiary, the representative of the Participant’s estate or any other person to whom the Participant is permitted to transfer or assign the Options shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary, estate or person were the Participant (including, but not limited to, the provisions of Sections 2 and 3 hereof regarding vesting, forfeiture and exercisability during and following Participant’s employment and the provisions of the Subscription Agreement regarding the repurchase of Exercise Shares upon Participant’s termination of employment).

(e)          Ability to Bear Risk.   The Participant will not exercise all or any of the Options unless (i) the financial situation of the Participant is such that the Participant can afford to bear the economic risk of holding the Exercise Shares for an indefinite period and (ii) the Participant can afford to suffer the complete loss of the Participant’s investment in the Exercise Shares.

(f)          Employment Status.   Participant is an Employee of the Company Group.

(g)          No Other Awards.   The grant of Options hereunder represents the sole Award granted to the Participant under the Plan as of the date hereof.

(h)          Legends.   Any certificate representing the Exercise Shares shall bear an appropriate legend, which will include, without limitation, the following language in the case of any such certificates issued prior to a Public Offering:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER, REPURCHASE, AND OTHER

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PROVISIONS OF A SUBSCRIPTION AGREEMENT, AN INVESTOR SHAREHOLDERS AGREEMENT, AND THE FRANKLIN HOLDINGS (BERMUDA), LTD. EQUITY INCENTIVE PLAN (THE “PLAN”) (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT, INVESTOR SHAREHOLDERS AGREEMENT, AND PLAN AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) IN COMPLIANCE WITH RULE 144 OR OTHER APPLICABLE NON-U.S. LAWS, OR (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SUBSCRIPTION AGREEMENT, INVESTOR SHAREHOLDERS AGREEMENT AND PLAN.”

Section 6.    Representations, Warranties and Agreements of the Company.   The Company represents and warrants to Participant that (i) the Company has been duly organized and is an existing corporation in good standing under the laws of the State of Bermuda, (ii) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, and (iii) the Exercise Shares, when issued, delivered and paid for upon exercise of the Options in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable.

Section 7.        Change in Control.   Upon a Change in Control all then outstanding Options shall vest and be exercisable immediately prior to the Change in Control. In the event of a Change in Control, each outstanding Option (regardless of whether such Options are at such time otherwise exercisable) may, in the Board’s sole discretion, be canceled in exchange for payment of an amount equal to the excess, if any, of the Change in Control Price over the Exercise Price.

Section 8.        Miscellaneous.

(a)          Administration.   The Plan and this Agreement shall be administered by the Board, as provided in the Plan. All actions to be taken and decisions and determinations to be made by the Company under this Agreement shall be effected only with the approval of the Board or its designee. Any determination made by the Board under this Agreement, shall be final, binding, and conclusive for all purposes and upon all persons. For purposes of the Plan and this Agreement, any Participant shall recuse him or herself from any decisions or determinations to be made or actions to be taken by the Company and, if he or she is a member of the Board, the Board under the terms of the Plan or this Agreement. By

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accepting this Option, Participant and each person claiming under or through Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

(b)          Binding Effect; Benefits; Assignability.   This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, heirs, executors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, heirs, executors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or Participant without the prior written consent of the other party.

(c)          Amendment.   Except as otherwise provided in the Plan, this Agreement may be amended, modified or supplemented only by a written instrument executed by Participant and the Company.

(d)          Entire Agreement.   This Agreement, the Plan, the Investor Shareholders Agreement, and any employment agreement which Participant has entered into with the Company constitute the entire agreement between Participant and the Company with respect to the subject matter hereof, and supersede all undertakings and agreements, whether oral or in writing, previously entered into by the parties with respect thereto.

(e)          Tax Withholding.   Whenever any cash or other payment is to be made hereunder or with respect to the grant, vesting, or exercise of the Options, the Company Group shall have the power to withhold, or to require such Participant to remit to the Company Group, an amount (in cash, from other compensation payable to Participant, or in Shares) sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee that arises in connection with the grant, vesting, or exercise of the Options; provided, however, that in the event that the Company withholds Shares issuable to the Participant upon the exercise of the Option (or any portion thereof)) to satisfy the withholding taxes, the Company shall withhold a number of whole Shares having a Fair Market Value, determined as of the date of exercise, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting). Notwithstanding the foregoing, if Participant tenders previously-owned Shares to the Company to satisfy any applicable withholding taxes, such Shares must have been held by the Participant for at least six months prior to their tender (or for such longer or shorter

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period as the Board may determine necessary to comply with applicable accounting standards and to avoid liability award accounting) or have been purchased on the open market. The Participant shall be responsible for all withholding taxes and other tax consequences of this Option.

(f)          No Right to Continued Employment.   Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company Group to terminate Participant’s employment at any time, or confer upon Participant any right to continue in the employ of the Company Group.

(g)          No Rights as Stockholder; No Voting Rights.   The Participant shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares. Any shares delivered in respect of the Options shall be subject to the Subscription Agreement and the Investor Shareholder Agreement and the Participant shall have no voting rights with respect to such shares until such time as specified in the Subscription Agreement and the Investor Shareholder Agreement.

(h)          Exclusion from Pension Computations.   By acceptance of the grant of this Option, Participant hereby agrees that any income or gain realized upon the receipt or exercise hereof, or upon the disposition of the Shares received upon its exercise, is special incentive compensation and shall not be taken into account, to the extent permissible under applicable law, as “wages”, “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus or deferred compensation plan of any member of the Company Group.

(i)          Notices, etc.   Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally, electronically or by mail, postage prepaid or overnight courier, addressed as follows: if to the Company, at its office at Clarendon House, 2 Church Street, Hamilton HM 11 Bermuda or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address on record with the Company. Notices shall be effective upon delivery. Participant hereby consents to the delivery of information regarding the Plan, the Options, the Exercise Shares and the Company (i) via the Company’s website or (ii) via electronic delivery to the Participant’s business email address or, following a termination of the Participant’s employment, to such other email address as the Participant shall designate in writing from time to time. Participant agrees to keep the Company updated with the Participant’s address and email address.

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(j)          Section and Other Headings, etc.   The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(k)          Exculpation.   This Option and all documents, agreements, understandings and arrangements relating hereto have been executed by a person in his or her capacity as an officer of the Company, and not individually, and neither the directors, officers or shareholders of the Company Group shall be bound or have any personal liability hereunder. Each party hereto shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of the Option and all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the directors, officers, or shareholders of the Company Group, or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.

(l)          Counterparts.   This Agreement may be executed in any number of counterparts, including by facsimile, each of which shall be an original, but all of which together shall constitute one and the same instrument.

(m)          Applicable Law.   This Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. Participant is deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, in each case located in the Borough of Manhattan in New York City, to resolve any and all issues that may arise out of or relate to this Agreement. The Company and Participant acknowledge and agree that any controversy which may arise out of or relate to this Agreement is likely to involve complicated and difficult issues, and therefore the Company and each such recipient irrevocably and unconditionally waives any right such person may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement.

—Signature page follows—

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IN WITNESS WHEREOF, the Company and Participant have executed this Agreement as of the date first above written.

FRANKLIN HOLDINGS (BERMUDA), LTD.

By:
Name:
Title:

PARTICIPANT

By:
Name:

Options: _________

Option Price: $_____